Exhibit 3.51

To all to whom these Presents Shall Come, Greeting:

I, Jesse White, Secretary of State of the State of Illinois, do hereby certify that I am the keeper of the records of the Department of Business Services. I certify that

ATTACHED HERETO IS A TRUE AND CORRECT COPY, CONSISTING OF 8 PAGE(S), AS TAKEN FROM THE ORIGINAL ON FILE IN THIS OFFICE FOR INTEGRATED INFORMATION TECHNOLOGY CORPORATION.

In Testimony Whereof, I hereto set my hand and cause to be affixed the Great Seal of the State of Illinois, this 9TH day of NOVEMBER A.D. 2017.
Authentication #: 1731301369 verifiable until 11/09/2018.	/s/ Jesse White
Authenticate at: http://www.cyberdriveillinois.com	SECRETARY OF STATE

FORM BCA 10.30R (rev. Dec. 2003) ARTICLES OF AMENDMENT RESTATED ARTICLES OF INCORPORATION Business Corporation Act

Jasse White, Secretary of State Department of Business Services Springfield, IL 62758 Telephone (217) 782-1832 http://www:oyberdriveillinois.com	FILED: 05/27/04

Romit payment in the form of a check of money order payable to the Secretary of State.	JESSE WHITE SECRETARY OF STATE

                        File # 56325557 Filing Fee: $1500.00.: Approved: KAK                 Submit in duplicate            Type or Print of only in black ink                 Do not write above this line                                    .

1.	CORPORATE NAME: Integrated Information Technology Corporation.

(Note 1)

2.	MANNER OF ADOPTION OF AMENDMENT:

The following amendment of the Articles of incorporation was adopted on		May 25
2004 (Year)	in the manner indicated below. (“X” one box only)	(Month & Day)

☐	By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;

(Note 2)

☐	By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;

(Note 3)

☐	By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;

(Note 4)

☐	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been dully adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;

(Notes 4 & 5)

☒	By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.

(Note 5)

3(a) List all provisions of the restated articles of Incorporation that amend the existing articles of Incorporation:

The corporation is organized as a business corporation (no article number to reference)

Article 4, Paragraph 2

Article 7, Other Provisions

Elimination of provisions not identified by article number

3(b) Text of the Restated Articles of Incorporation:     (Note 6)

        (Attach additional pages if extra space is needed.)

See Exhibit A attached hereto

4.	The manner, If not set forth in Article 3b, in which any exchange, reclassification or cancellation of Issued shares or a reduction of the number of authorized shares of any class below the number of Issued shares of that class provided for or effected by this amendment, is as follow: (if not applicable, insert “No change”)

No change

5.	(a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (if not applicable, insert “No change”)

No change

(b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert “No change”) (Note 7)

No change

	Before Amendment	After Amendment.
Paid-in Capital	$	$

(Complete other item 6 or 7 below. All signatures must be in BLACK INK.)

6.	The undersigned corporation has caused those articles to be signed by a duly authorized officer who affirms under penalties of perjury, that the facts stated herein are true.

Dated	May 25 ,	2004	Integrated Information Technology corporation
	(Month & Day)	(Year)	(Exact name of Corporation at date of execution)
	(Any Authorized Officer’s Signature)
	Francisco Garcia, President
	(Type or Print Name and Title)

7.	If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

OR

If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated	,
	(Month & Day)	(Year)

NOTES and INSTRUCTIONS

NOTE 1:	State the true exact corporate name as it appears on the records of the office of the Secretary of State, BEFORE any amendments herein reported.

NOTE 2:	Incorporators are permitted to adopt amendments ONLY before any shares have been issued and before any directors have been named or elected.

(§10.10)

NOTE 3:	Directors may, without shareholder approval, vote only to restate the articles of incorporation as amended

(§10.15(g))

NOTE 4:	All amendments not adopted under §10.10 or §10.15 require (1) that the board of directors adopt a resolution setting forth the proposed amendment and (2) that the shareholders approve the amendment.

Shareholder approval may be (1) by vote at a shareholders’ meeting (either annual or special) or (2) by consent, in writing, without a meeting.

To be adopted, the amendment must receive the affirmative vote or consent of the holders of at least 2/3 of the outstanding shares entitled to vote on the amendment (but if class voting applies, then also at least a 2/3 vote within each class is required).

The articles of Incorporation may supersede the 2/3 vote requirement by specifying any smaller or larger vote requirement not less than a majority of the outstanding shares entitled to vote and not less than a majority within each class when class voting applies.

(§10:20)

NOTE 5:	When shareholder approval is by consent, all shareholders must be given notice of the proposed amendment at least 5 days before the consent is signed. If the amendment is adopted, shareholders who have not signed the consent must be promptly notified of the passage of the amendment.

(§§7.10 & 10.20)

NOTE 6:	The text of the restated articles of Incorporation must set forth the following:

(I)	the date of incorporation, the name under which the corporation was incorporated, subsequent names, if any that the corporation adopted pursuant to amendment of its articles of incorporation, and the effective date of any such amendments;

(II)	the address of the registered office and the name of the registered agent on the date of filing the restated articles; and

(III)	the number of shares of each class issued on the date of filing the restated articles and the amount of paid in capital as of such date.

If the registered agent and/or registered office have changed, it will be necessary to accompany this document with form BCA 5.10.

If the number of issued shares and/or paid-in capital have changed, it will be necessary to accompany this document with form BCA 14.30.

NOTE 7:	If the paid-in capital is increased due to the provision of the restatement, the corporation must pay all applicable franchise taxes, penalties and interest before this document can be accepted for filing.

EXHIBIT A 56325557

ARTICLES OF AMENDMENT AND RESTATED ARTICLES OF INCORPORATION

OF

INTEGRATED INFORMATION TECHNOLOGY CORPORATION

ORGANIZED AS A BUSINESS CORPORATION

Integrated Information Technology Corporation (the “Corporation”) was incorporated on March 22, 1991 as Integrated Information Technology Corporation. The corporation is organized as a close corporation and upon filing the restated articles the corporation is organized as a business corporation.

The name and address of the registered agent on the date of filing the restated articles are Warren L. Harris, 1670 Essex Way, Suite D, O’Fallen, St. Clair County, Illinois 62269.

The number of shares issued and outstanding and the amount of paid-in capital as of the date of filing the restated articles are:

Class	Par Value Per Share	Number of Shares Issued	Paid-In Capital

Common	No par value	100	$1,000

ARTICLE 1. The	name of the corporation is INTEGRATED INFORMATION TECHNOLOGY CORPORATION.

ARTICLE 2. The	name and address of the corporation’s registered agent and its registered office are:

Warren L. Harris

1670 Essex Way Suite D

O’Fallen, IL 62269 St. Clair County

ARTICLE 3. The	purpose or purposes for which the corporation is organized are:

The transaction of any or all lawful business for which corporations may be incorporated under the Business Corporation Act.

ARTICLE  4.    Paragraph 1. The authorized shares are:

Class	Series	Par Value Per Share	Number of Shares Authorized

Common		No par value	1,000

Paragraph 2. The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

None

ARTICLE 5.     (Optional) N/A

ARTICLE 6.     (Optional) N/A

ARTICLE 7.     Other Provisions:

A. Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the IBCA (the “Act”), as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. This provision is not intended and shall not eliminate or limit the liability of a director for any act or omission occurring before the date when this provision becomes effective. If the Act hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the Act as so hereafter amended. Any repeal or modification of this article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

B. Indemnification of Officers and Directors.

Section 1. Power to Indemnify. The Corporation shall, to the fullest extent permitted by the Act, indemnify any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding of any kind whether in a third party action or a derivative name by or in the right of the corporation, by reason of the fact that he was or is an officer or director of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or other entity, as further provided in Section 8.75 of the Act, If the Act hereafter is amended to authorize the further broader indemnification rights for officers and directors, then the Corporation shall, in addition to the indemnification rights set forth herein, indemnify such officer or director to the fullest extent permitted by the Act as so hereafter amended. Any repeal or modification of the rights of indemnification herein by the stockholders of the Corporation shall be prospective only and shall not adversely affect any rights of indemnification existing at the time of such repeal or modification for any acts of the Corporation’s officers or directors prior to the effective date of any such repeal or modification.

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Section 2. Standard of Care. Any indemnification decision hereunder pursuant to the procedure set forth in Section 4 is contingent on the director or officer having met the applicable standard of conduct set forth in Section 8.75 of the Act. If the Act hereafter is amended to lower the standard of conduct which an officer or director must meet in order to be entitled to indemnification, then the Corporation shall, in addition to the indemnification rights set forth herein; indemnify such officer or director to the fullest extent permitted by the Act provided that he has met the applicable statutory standard of conduct then in effect Any amendment of the Act which raises the applicable standard of conduct shall be prospective only, and shall not adversely affect a director’s or office’s right to be indemnified for acts prior to the effective date of any such amendment if the director or officer’s met the applicable standard of conduct in effect at that time.

Section 3. Successful Defense. To the extent that a director or officer of the Corporation has been successful on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 1, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys fees) actually and reasonably incurred by him or her in connection therewith.

Section 4. Procedures. Any indemnification under Sections 1 herein (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Act, but subject to the operation of Sections 2 herein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Section 5. Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized herein.

Section 6. Not Exclusive Provisions. The indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under any by-law, contract, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her other official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such an officer or director.

Section 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the indemnification provisions set forth herein.

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Section 8. Stockholder Notice. If the Corporation indemnifies or advances to an officer or director, under Section 5 herein, the Corporation shall report the indemnification or advance in writing to the stockholders with or before the notice of the next Stockholders’ meeting.

Section 9. Merger. In the case of a merger, the term “corporation” shall include, in addition to the surviving corporation, any merging corporation absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors and officers, and employees or agents, so that any person who was a director or officer of such merging corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position: under the provisions of this section with respect to the surviving corporation as such person would have with respect to such merging corporation if its separate existence had continued.

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